Exhibit 99.1

Symbol: GABC September 4 - 5, 2024 Raymond James U.S. Bank Conference German American Scan for electronic presentation

Presented By D. Neil Dauby , Chairman and Chief Executive Officer (812) 482 - 0707 neil.dauby@germanamerican.com Bradley M. Rust, President and CFO (812) 482 - 0718 brad.rust@germanamerican.com 2

Cautionary Note Regarding Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified by the use of words like "believe", "continue", "pattern", "estimate", "project", "intend", "anticipate", "expect" and similar expressions or future or conditional verbs such as "will", would", "should", "could", "might", "can", "may", or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the "Merger") of Heartland BancCorp ("Heartland") with and into German American Bancorp, Inc. ("German American"), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American's goals, intentions and expectations; statements regarding German American's business plan and growth strategies; statements regarding the asset quality of German American's loan and investment portfolios; and estimates of German American's risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

- the risk that the businesses of German American and Heartland will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
- expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame;
- revenues following the Merger may be lower than expected;
- customer and employee relationships and business operations may be disrupted by the Merger;
- the ability to obtain required regulatory approvals or the approval of Heartland's or German American's shareholders, and the ability to complete the Merger on the expected timeframe;
- the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation;
- the ability of German American to complete integration and attract new customers;
- possible changes in economic and business conditions;
- the impacts of epidemics, pandemics or other infectious disease outbreaks;
- the existence or exacerbation of general geopolitical instability and uncertainty;
- possible changes in monetary and fiscal policies, and laws and regulations;
- possible changes in the creditworthiness of customers and the possible impairment of collectability of loans;
- fluctuations in market rates of interest;
- competitive factors in the banking industry;
- changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American's affiliate bank;
- continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends;
- changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American's business; and
- other risks and factors identified in German American's cautionary language included under the headings "Forward-Looking Statements and Associated Risk" and "Risk Factors" in German American's Annual Report on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by German American with the U.S. Securities and Exchange Commission.

Neither German American nor Heartland undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation. In addition, German American's and Heartland's past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

German American Bancorp, Inc.

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Additional Information and Where to Find It

The information contained herein does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed merger will be submitted to both the German American and Heartland shareholders for their consideration. In connection with the proposed merger, German American will file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission ("SEC") that will include a joint proxy statement for German American and Heartland and a prospectus for German American and other relevant documents concerning the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the joint proxy statement/prospectus once filed, as well as other filings containing information about German American, without charge, at the SEC's website (http://www.sec.gov) or by accessing German American's website (http://www.germanamerican.com) under the tab "Investor Relations" and then under the heading "Financial Information". Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Bradley C. Arnett, Investor Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to Jennifer Eckert, Investor Relations, Heartland BancCorp, 430 North Hamilton Road, Whitehall, Ohio 43213, telephone 614-337-4600.

German American and Heartland and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of German American and Heartland in connection with the proposed merger. Information about the directors and executive officers of German American is set forth in the proxy statement for German American's 2024 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2024, which information has been updated by German American from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Heartland will be set forth in the joint proxy statement/prospectus relating to the proposed merger. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the joint proxy statement/prospectus relating to the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Pro Forma and Projected Financial Information. This presentation contains certain pro forma and projected financial information, including projected pro forma information, which reflects German American's current expectations and assumptions. This pro forma information is for illustrative purposes only and should not be relied on as necessarily being indicative of future results. The assumptions and estimates underlying the pro forma information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those in the "Forward-Looking Statements" disclaimer. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the proposed acquisition or that actual results will not differ materially from those presented in the pro forma information.

German American Bancorp, Inc.
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Indiana & Kentucky Community - focused Financial Services Organization Who We Are 5 $6.2 Billion Total Banking Assets $3.2 Billion Investment & Trust Assets Under Management ~850 Team Members 74 Banking Offices in Indiana & Kentucky

▪ Out - perform and “out - local” competitors ▪ Build long - term, multi - line client relationships based on trust and customer service excellence ▪ Deliver the right balance of high touch/high tech customer experience ▪ Increase non - interest income ▪ Excel at both organic and targeted M&A growth ▪ Attract, retain, and develop top talent ▪ Accelerate continuous improvement across the organization Our Strategic Position 6 Large enough to serve the most sophisticated clients. Small enough to know our customers by name.

History of Superior Financial Performance 7 Bank Director Magazine - Top 20 of 300 Largest Publicly Traded Banks for 2017 & 2018 Newsweek Best Banks in America (Indiana) 2020, 2021 & 2024 2022 S&P Global Top 20 Best Performing Banks between $3 and $10 Billion 2023 S&P Global Top 30 Best Performing Bank between $3 and $10 Billion Bank Director Magazine – 2023 & 2024 Best US Banks Top Publicly Traded Bank for $5 - $50 Billion Bauer Financial 5 - Star Rating 2023 Forbes America's Best Banks List 2024 Twelve Consecutive Years of Increased Dividends Thirteen of the Past Fourteen Years of Improved Earnings Performance Double - Digit Return on Equity for 21 Consecutive Fiscal Years Raymond James 2012 - 2017 and 2019 - 2021 & 2024 Community Bankers Cup Recipient KBW/Stifel 2010 though 2022 Bank Honor Roll Recipient Piper Sandler Small Cap All - Star 2012 - 2013 and 2019 - 2020 Bank Director Magazine – Bank Performance Scorecard Top 15 National Ranking for 2016 – 2019 Publicly Traded Companies for $1 - $5 Billion

FINANCIAL TRENDS 8

Total Assets 9 $4,398 $4,978 $5,609 $6,156 $6,152 $6,217 1.43% 1.32% 1.57% 1.26% 1.43% 1.28% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24 (dollars in millions, except per share amount) Return on Average Assets * 2022 was impacted by acquisition - related expenses and the Day 1 provision for credit losses under the CECL model for the CUB transaction that closed on January 1, 2022 of $18.623 million ($14.097 million or $0.48 per share on an after tax basis). *

Loan Portfolio Trends 10 $3,077 $3,088 $3,004 $3,785 $3,971 $4,037 80% 82% 81% 81% 81% 80% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24 Total Loans, Net of Unearned Income Commercial & Agricultural Loans as % of Total Loans (dollars in millions) 65.00% 58.50% 56.62% 52.07% 56.26% 49.17% 44.89% 31.70% 31.35% 31.86% 31.49% 34.45% 47.23% 43.83% 40.74% 40.04% 39.71% 40.29% 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 6/30/2024 Line of Credit Utilization Trend Ag - Line Utilization Commercial - Line Utilization Equity Express - Line Utilization

Diversified Loan Portfolio 11 Construction & Development Loans $ 350.3 million 9% Agricultural Loans $ 423.7 million 11% Commercial & Industrial Loans $ 621.3 million 15% Commerical Real Estate Owner Occupied $ 543.2 million 13% Commercial Real Estate Non - Owner Occupied $ 1,016.2 million 25% Multi - Family Residential Properties $ 312.3 million 8% Consumer Loans $ 69.7 million 2% Home Equity Loans $ 322.3 million 8% Residential Mortgage Loans $ 378.1 million 9% Loan Portfolio Composition & Diversification as of June 30, 2024 Total Loans $ 4,037.1 million

Non - Performing Assets to Total Assets 12 0.33% 0.44% 0.26% 0.23% 0.15% 0.12% 0.45% 0.52% 0.34% 0.29% 0.37% 0.42% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24 GABC Peer Group *Peer Group (St. Louis Federal Reserve District BHC with Total Assets between $3 and $10 billion) Data as of 3/31/24. *

Total Deposits 13 $3,430 $4,107 $4,744 $5,350 $5,253 $5,314 82% 88% 93% 92% 85% 83% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24 Non-Maturity Deposit Accounts as % of Total Deposits (dollars in millions)

14 Commercial $1,579 million 30% Public Fund $1,207 million 23% Retail $2,528 million 47% Non - Interest Bearing Demand $1,448 million 27% Interest Bearing Demand, Savings & Money Market $2,985 million 56% Time Deposits > $100,000 $533 million 10% Time Deposits < $100,000 $348 million 7% Total Deposits: $5,314 million 22% of Total Deposits are Uninsured and Uncollateralized as of 6/30/2024. Average Deposit Account Size equals $25,105. Total Deposit Composition as of 6/30/2024

$574 $625 $668 $558 $664 $688 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24 (dollars in millions) Total Shareholders' Equity 15

Regulatory Capital Levels 16 16.78% 15.19% 14.49% 11.92% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% Total Capital (to Risk Weighted Assets) Tier 1 (Core) Capital (to Risk Weighted Assets) Common Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets) Tier 1 Capital (to Average Assets) 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/24

Net Interest Income 17 $145,225 $155,243 $160,830 $200,584 $190,433 $97,267 $90,965 3.92% 3.63% 3.31% 3.45% 3.58% 3.66% 3.34% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/23 06/30/24 Net Interest Margin (Tax-Equivalent) (dollars in thousands)

Non - Interest Income 18 As of December 31, 2023 Net Gains on Sales of Loans $2.4 million 4% Insurance Revenues $9.6 million 16% Service Charges on Deposit Accounts $11.5 million 19% Wealth Management $11.7 million 19% Interchange Fee Income $17.5 million 29% Other Operating Income $7.6 million 13% Total Non - Interest Income $60.3 million

Non - Interest Expense 19 $114,162 $117,123 $124,007 $154,191 $144,497 $73,342 $74,412 57.4% 54.3% 54.4% 56.6% 55.1% 55.1% 44.8% 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 YTD 6/30/2023 YTD 6/30/2024 Efficiency Ratio * 2022 was impacted by acquisition - related expenses for the CUB transaction that closed on January 1, 2022 of $12,323. * (dollars in thousands) ** The Efficiency Ratio is defined as (i) Non - interest Expense less Intangible Amortization ($73,302 in total for YTD 6/30/24), divided by (ii) the sum of Net Interest Income, on a tax - equivalent basis, and Non - interest Income less Net Gains (Losses) on Securities ($163,739 in total for YTD 6/30 /24). Excluding the impact of the GAI asset sale (a $1,816 and $38,323 reduction in the expense (the numerator) and income (the denominator) components, respective ly) , the Efficiency Ratio for YTD 6/30/24 would be 57.0%. Excluding the impact of the securities portfolio repositioning does not impact the ratio. **

Net Income & Earnings Per Share 20 $59,222 $62,210 $84,137 $81,825 $85,888 $42,930 $39,552 $2.29 $2.34 $3.17 $2.78 $2.91 $1.45 $1.33 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 06/30/23 06/30/24 Earnings Per Share * 2022 was impacted by acquisition - related expenses and the Day 1 provision for credit losses under the CECL model for the CUB transaction that closed on January 1, 2022 of $18,623 ($14,097 or $0.48 per share on an after tax basis). * (dollars in thousands, except per share amounts)

Why Invest in GABC? 21 $1.07 $1.27 $1.32 $1.43 $1.51 $1.57 $1.77 $1.99 $2.29 $2.34 $3.17 $2.78 $2.91 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 As of 12/31 for years shown * Earnings Per Share adjusted for 3 - for - 2 stock split completed in 2017 ** 2022 was impacted by acquisition - related expenses and the Day 1 provision for credit losses under the CECL model for the CUB transaction that closed on January 1, 2022 of $18,623,000 ($14,097,000 or $0.48 per share on an after tax basis). ** * * * * * * GABC Earnings Per Share Growth

Why Invest in GABC? 22 $0.40 $0.43 $0.45 $0.48 $0.52 $0.60 $0.68 $0.76 $0.84 $0.92 $1.00 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 *Dividends per share adjusted for 3 - for - 2 stock split completed in 2017 As of 12/31 for years shown * * * *

Why Invest in GABC? 23 Diversified Footprint of Rural, Suburban, and Urban Markets Providing a Strong Deposit Franchise Base Along with Significant Organic Growth Opportunities Existing Platform for Continuous Improvement and Operating Efficiency Infrastructure in Place for Perpetuating Ongoing EPS Growth Consistent Strong Dividend Yield and Dividend Pay - out Capacity Long Term Focus and Investment in Digital Optimization and Delivery Proven Executive Management Team Track Record of Consistent Top Quartile Financial Performance Experienced in Operating Plan Execution and M & A Transitions

German American Bank Regional Banking Structure 24

German American Regional Structure Current Regional Structure: 5 Regions & 6 Regions (future) • Regional President • Market President • Regional Credit Officer • Regional Senior Retail Officer • Market Senior Retail Officers 25

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Newly Combined Organization 32 32

Combined Merger of GABC & HLAN Strategically Compelling Transaction • Significant Cultural Alignment • Boost GABC’s strong geographic footprint with two of the strongest MSA markets in the Midwest to drive company’s economic engine of long - term revenue growth – Strong brand/reputation in Columbus – Strong market share in Columbus – Strong branch network in Columbus – Solid entry platform into Cincinnati MSA • HLAN’s history of solid operating performance will compliment GABC’s high performance history 33

Combined Merger of GABC & HLAN Strategically Compelling Transaction • Opportunity to grow Columbus/Cincinnati Markets by leveraging GABC’s larger - liquid balance sheet • Opportunity to create strategic operational hub system for future • Opportunity to expand C&I and Treasury Management services to drive deposits and payments • Opportunity to expand wealth management and private banking services in affluent markets • Opportunity to blend, leverage and position combined company’s mortgage operations for long term profitable growth • Opportunity to leverage Columbus/Cincinnati markets for GABC’s affordable housing tax credit program 34

Combined Merger of GABC & HLAN Strategically Compelling Transaction • Opportunity to access broader employee talent pool • Opportunity to drive organizational scale for efficiency, tech investment, absorption of regulatory cost burden, etc. • Opportunity for HLAN employees to have access to training, development, advancement opportunities • Opportunity for GABC to provide our extensive offerings in banking and wealth management products and service to HLAN’s current and prospective customers Newly combined organization will d rive long term franchise value via strong revenue and earnings per share growth 35

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